Exhibit 10.13

PROMISSORY NOTE

$1,000,000.00	February 11, 2016

FOR VALUE RECEIVED, FlexShopper, LLC, a North Carolina limited liability company (“Borrower”), hereby promises to pay to Marc Malaga, a resident of the State of Florida (“Lender”), on demand, the principal sum of up to One Million and 00/100 Dollars ($1,000,000.00) (the “Maximum Amount”), or such lesser amount as shall have been advanced and remain outstanding hereunder, together with interest thereon, subject to the terms and conditions set forth in this Promissory Note (this “Note”).

1.            Payment of Principal and Interest.

(a)          Payments of principal and accrued interest on this Note shall be payable on demand by Lender.

(b)          The unpaid principal balance of this Note shall bear interest at a rate equal to fifteen percent (15.00%) per annum, computed on the basis of a 360 day year.

(c)          The full remaining portion of all interest accruing on the unpaid principal balance of this Note but not paid in cash pursuant to Section 1(b) shall continue to accrue until the principal hereof and interest hereon shall have been paid in full.

(d)          Borrower may prepay this Note in whole or in part at any time, without premium or penalty.

(e)          All payments of principal and interest shall be made in lawful money of the United States of America and shall be made to Lender at Lender’s address set forth in Section 13 or at such other place as Lender may designate to Borrower in writing.

(f)           Upon Borrower’s request, Lender may from time to time after the date hereof advance additional amounts to Borrower up to the Maximum Amount and subject to the other terms set forth herein. Lender shall make a notation on Schedule A hereto of each advance made by Lender and of each prepayment or repayment made by Borrower, which schedule shall be conclusive evidence of the principal amount then outstanding hereunder, absent manifest error, subject to the next sentence. In the event that the Lender fails to make a notation on Schedule A, then the amount showing as owing from Borrower to Lender on the books and records of the Lender shall be conclusive evidence of the principal amount then outstanding hereunder, absent manifest error.

The principal amount of this Note at any time shall be equal to the aggregate amount of all such loans and advances made to Borrower through such time (including advances to pay interest hereon), less the aggregate amount of all repayments of principal of this Note made by Borrower through such time.

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2.            Security. As collateral security for the payment and satisfaction of the unpaid principal balance of this Note and all interest accrued thereon, Borrower hereby grants to Lender a continuing, first-priority security interest in and to all of the Collateral. The Collateral means each and all of the following:

A.	the Accounts;

B.	the Equipment;

C.	the Inventory;

D.	the General Intangibles;

E.	the Negotiable Collateral;

F.	any money, deposit accounts or other assets of Borrower in which Lender receives a security interest or which hereafter come into the possess ion, custody or control of Lender;

G.	all Supporting Obligations;

H.	all Investment Property;

I.	all Letter of Credit Rights; and

J.	the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral, or any portion thereof, and any and all Accounts, Equipment, Inventory, General Intangibles, Negotiable Collateral, the Investment Property, the Letter of Credit Rights, the Supporting Obligations, money, deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

The capitalized terms used in the definition of the Collateral shall have the meanings ascribed to them under the Uniform Commercial Code as adopted in the State of North Carolina (the “UCC”).

3.             Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a)          Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina, (ii) has all requisite limited liability company power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, (iii) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on Borrower, and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Note and to borrow hereunder;

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(b)          The execution, delivery and performance by Borrower of this Note (i) has been duly authorized by all necessary action, (ii) do not and will not contravene or violate the terms of its corporate constitutional documents or any amendment thereto or any law applicable to Borrower or its assets, business or properties, (iii) do not and will not (1) conflict with, contravene, result in any violation or breach of or default under any material contractual obligation of Borrower (with or without the giving of notice or the lapse of time or both), (2) create in any other person a right or claim of termination or amendment of any material contractual obligation of Borrower, or (3) require modification, acceleration or cancellation of any material contractual obligation of Borrower, and (iv) do not and will not result in the creation of any lien (or obligation to create a lien) against any property, asset or business of Borrower; and

(c)          Borrower has duly executed and delivered this Note and this Note constitutes the legal, valid and binding obligations Borrower, enforceable against Borrower in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

4.            Events of Default. The following shall constitute “Events of Default” with respect to this Note:

(a)          Borrower shall fail to pay the principal of, or interest on, this Note when the same becomes due and payable in accordance with the terms hereof;

(b)          Any representation or warranty made by Borrower in Section 3 hereof shall fail to be true and correct in all material respects or Borrower shall default in the performance of any of its obligations under Section 4 hereof; or

(c)          Borrower makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Borrower, or commences any proceedings relating to Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Borrower and Borrower indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days.

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5.            Consequences of Event of Default. Upon the occurrence of any such Event of Default and during the continuation thereof, the unpaid principal balance of this Note and accrued and unpaid interest hereon shall become immediately due and payable upon such occurrence without action by Lender and Lender shall have all other rights and remedies provided by applicable law. Lender shall have all of the rights and remedies of a secured party under the UCC.

6.            Remedies are Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other loan documents.

7.            Costs of Collection. In the event that this Note is not paid when due, Borrower shall also pay or reimburse Lender for all reasonable costs and expenses of collection, including, without limitation, reasonable attorneys’ fees.

8.            Default Interest Rate. Upon the occurrence of any Event of Default, any principal balance remaining unpaid under this Note shall bear interest at a rate per annum equal to three percent (3%) above the interest rate otherwise applicable hereto.

9.            Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the conflicts of law provisions thereof.

10.          Waiver. Borrower waives presentment for payment, demand, protest, notice of dishonor, notice of protest, diligence on bringing suit against any party hereto, and all defenses on the ground of any extension of the time of payment that may be given by Lender to it. Borrower agrees not to assert against Lender as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Borrower may have against any other party liable to Lender for all or any part of the obligations under this Note. All rights of Borrower hereunder, and all obligations of Borrower hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regard less of whether Borrower receives any notice of): (i) any lack of validity or enforceability of any provision of this Note; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the obligations hereunder or any other amendment or waiver of or any consent to any departure from any provision herein; or (iii) any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Borrower hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the obligations of Borrower hereunder.

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11.          No Right of Set-Off. As of the date hereof, Borrower represents that it has no claims or offsets against Lender in breach of contract, breach of warranty, express or implied, negligence or for any other type of legal action under this Note or otherwise.

12.          Notices. Any notice pursuant to this Note must be in writing and will be deemed effectively given to another patty on the earliest of the date (a) three (3) business days after such notice is sent by registered U.S. mail, return receipt requested, (b) one (1) business day after receipt of confirmation if such notice is sent by facsimile, (c) one (1) business day after delivery of such notice into the custody and control of an overnight courier service for next day delivery, (d) one (1) business day after delivery of such notice in person and (e) such notice is received by that party; in each case to the appropriate address below (or to such other address as a party may designate by notice to the other party):

If to Borrower:

FlexShopper, LLC

2700 N. Military Trail, Suite 200

Boca Raton, FL 33431

Attn: Brad Bernstein

If to Lender:

Marc Malaga

c/o FlexShopper, LLC

2700 N. Military Trail, Suite 200

Boca Raton, FL 33431

13.          Severability. Any provision of this Note that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14.          Counterparts. This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Note constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Note by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Note.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed, and Lender has accepted this Note, as of the day and year first above written.

Borrower:

FLEXSHOPPER, LLC

By:	/s/ Brad Bernstein
Name:	Brad Bernstein
Title:	CEO

ACCEPTED:

Lender:

/s/ Marc Malaga

Marc Malaga

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Exhibit A

Advancement/Payment Schedule

Date	Amount Advanced	Principal Payment	Principal Balance